Exhibit 4.1

                             CERTIFICATE OF TRUST OF
                       SOUTHERN FINANCIAL CAPITAL TRUST I


         THIS Certificate of Trust of Southern Financial Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1.       Name.   The  name  of  the  business   trust  formed  by  this
Certificate of Trust is Southern Financial Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Trustee


                                    By: /s/ Patricia A. Evans
                                        -------------------------------------
                                    Name:  Patricia A. Evans
                                    Title: Financial Services Officer